Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Health Care Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A		0	0.00                   7,243,343	22.37
Class B		0	0.00		4,715,884	21.00
Class C		0	0.00		3,363,844	20.99
Class I	   	0	0.00		   482,583 	22.87

Evergreen Utility Telecommunications Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	9,638,478		0.38	30,843,210	16.26
Class B	1,645,801		0.31	5,511,920	16.26
Class C	1,438,877		0.32	6,106,682	16.26
Class I	     78,304		0.38	202,238	16.28





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